                                                                EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement dated June 12, 1996, relating to the issuance of Common Stock of Telco Communications Group, Inc. on Form S-1 of our report dated May 10, 1996, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
- ------------------------------
    DELOITTE & TOUCHE LLP

Richmond, Virginia
June 12, 1996